Exhibit 10.26

PROMISSORY NOTE

$1,810,000	VOLGA, SOUTH DAKOTA
January 6, 2007

FOR VALUE RECEIVED, the undersigned promises to pay to the order of the State of South Dakota, Department of Transportation, Office of Local Transportation Programs, 700 East Broadway Avenue, Pierre, South Dakota 57501-2586, at Pierre, South Dakota, or at such place as the holder hereof may direct in writing, the sum of One Million Eight Hundred Ten Thousand Dollars ($1,810,000), together with interest thereon at the rate of 4.875% per annum to be paid in regular amortized installments as follows: payment of Two Hundred Thirty Two Thousand Nine Hundred Fifty Dollars ($232,950.00), on the First day of October, 2008, and a like payment of Two Hundred Thirty Two Thousand Nine Hundred Fifty Dollars ($232,950.09) on each year thereafter through the First day of October, 2016, and one payment of Two Hundred Thirty Three Thousand Three Hundred Fifty Six Dollars and Thirty-three cents ($233,356.33), on the First day of October, 2017, at which time the entire amount of principal and interest, if any, shall be due and payable. Upon each of said payments, interest shall first be deducted and the balance thereon applied towards principal.  Interest will be calculated based on the date actual payment is received by the State.  The maker hereof shall have full right of prepayment.

If default be made in the payment of any of said installments when due, the holder of this note may, at his option, declare all unpaid indebtedness evidence by this note immediately due and payable, and there upon the undersigned agrees to pay all costs of collection, including attorney fees allowed by law, if any.  Failure at any time to exercise such option when entitled to do so shall not constitute a waiver of the right to exercise it later. The holder rearrange, adjust, and extend the times and amounts of payments of interest and/or principal of this note by agreement with the present or subsequent owner of the property securing the same, without notice to our consent of and without releasing any part liable thereon.

The maker, endorsers, sureties, and guarantors hereof hereby severally waive presentment for payment, notice of nonpayment, protest and notice of protest and the endorsers, sureties and guarantors hereof hereby severally consent that the time of payment may be extended or this note renewed without notice to them and without affecting their liability thereon.

BROOKINGS COUNTY REGIONAL RAILROAD AUTHORITY (LOANEE)

/s/ Donald Larson

SOUTH DAKOTA SOYBEAN PROCESSORS LLC (GUARANTOR)

/s/ Rodney Christianson

ACKNOWLEDGED

STATE OF SOUTH DAKOTA)
:SS
COUNTY OF BROOKINGS	)

On this 27th day of February, 2007, before me, a Notary Public within and for said County and State, personally appeared Don Larson, known to me to be the person who executed the above document and acknowledged to me that he did sign the foregoing document for the purposes herein stated.

NOTARY PUBLIC
(SEAL)	My Commission Expires: March 8, 2012

ACKNOWLEDGED

STATE OF SOUTH DAKOTA)
:SS
COUNTY OF BROOKINGS	)

On this 6tb day of March, 2007, before me, a Notary Public within and for said County and State, personally appeared Rodney Christianson, known to me to be the person who executed the above document and acknowledged to me that he did sign the foregoing document for the purposes herein stated.

/s/ Beverly Kleinjan
NOTARY PUBLIC
(SEAL)	My Commission Expires: October 20, 2012

RAILROAD TRUST FUND LOAN

AMORTIZATION SCHEDULE

BROOKINGS COUNTY REGIONAL

RAILROAD AUTHORITY LOAN

VOLGA, SD

CONTRACT #

AMORTIZATION SCHEDULE - ANNUAL INSTALLMENTS

LOAN AMOUNT	1,810,000
INTEREST RATE	4.875%
TERM (YEARS)	10
INSTALLMENT AMOUNT	239,950

				PRINCIPAL
PAYMENT DATE	PRINCIPAL	INTEREST	TOTAL	BALANCE

10/02/2009	151,767.23	81,182.77	232,950.00	1,513,520.27
10/02/2010	159,165.89	73,784.11	232,950.00	1,354,354.38
10/02/2011	166,925.22	66,024.78	232,950.00	1,187,429.16
10/01/2012	175,062.83	57,887.17	232,950.00	1,012,366.33
10/02/2013	183,597.14	49,352.86	232,950.00	828,769.19
10/02/2014	192,547.50	40,402.50	232,950.00	636,221.69
10/02/2015	201,934.19	31,015.81	232,950.00	434,287.50
10/01/2016	211,778.48	21,171.52	232,950.00	222,509.02
10/02/2017	222,509.02	10,847.31	233,356.33	0.00

	1,810,000.00	519,906.33	2,329,906.33

BROOKINGS CO RRA

601 4TH STREET STE 101

BROOKINGS, SD 57006

GUARANTY

In consideration of the loan evidenced by the within note and for value received, South Dakota Soybean Processors LLC, P0 Box 500, Volga, South Dakota, 57071-0500, guarantees the prompt payment to the State of South Dakota, Department of Transportation, Office of Local Transportation Programs of the liabilities and indebtedness of the maker of this promissory note up to the amount of One Million Eight Hundred Ten Thousand Dollars ($1,810,000), plus any interest accrued on that amount in accordance with the terms and conditions of the note.

The liability of the undersigned under this guaranty shall be direct and not conditional or contingent on the pursuit of any remedies against any maker or indorser, or against any collateral held as security for the payment of the note.

Notice of acceptance is waived. This shall be a continuing guaranty extending to any notes given in extension or renewal of this note, notwithstanding that the original note may have been surrendered, provided the liability of the undersigned shall not be increased over the amount contained in the original note plus accrued and unpaid interest.

Dated at Volga, Brookings County, South Dakota, on the 6th day of March, 2007.

South Dakota Soybean Processors, LLC

BY	/s/ Rodney Christianson
Its:	Chief Executive Officer

ACKNOWLEDGED

STATE OF South Dakota)
:SS
COUNTY OF Brookings	)

On this 6th day of  March 2007, before me, a Notary Public within and for said County and State, personally appeared Rodney Christianson, known to me to be the Chief Executive officer of South Dakota Soybean Processors LLC who executed the above document and acknowledged to me that such Corporation did execute the foregoing document for the purposes herein stated.

/s/ Beverly Kleinjan
NOTARY PUBLIC
(SEAL)	My Commission Expires: October 20, 2012